Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-3 No. 333-264721) and related prospectus of GATX Corporation,
2.Registration Statement (Form S-8 No. 333-219346) pertaining to the Amended and Restated 2012 Incentive Award Plan,
3.Registration Statement (Form S-8 No. 333-182219) pertaining to the 2012 Incentive Award Plan,
4.Registration Statement (Form S-8 No. 333-145581) pertaining to the Salaried Employees Retirement Savings Plan, and
5.Registration Statement (Form S-8 No. 333-145583) pertaining to the Hourly Employees Retirement Savings Plan of GATX Corporation;

of our reports dated February 19, 2025, with respect to the consolidated financial statements of GATX Corporation, and the effectiveness of internal control over financial reporting of GATX Corporation included in this Annual Report (Form 10-K) of GATX Corporation for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Chicago, Illinois
February 19, 2025